                           WEB SITE LICENSE AGREEMENT

         This Web Site License Agreement, dated as of March 29, 2000, between Chely Wright at 300 Tenth Avenue South, Nashville, Tennessee 37203 ("Wright"), and PTN MEDIA, INC., a Delaware Corporation, with offices located at 455 E. Eisenhower Ann Arbor, Michigan 48108 ("PTN").

        PTN desires to contract with Wright for an exclusive license for an area of its on-line Fashionwindow.com ("FW") Internet service and WRIGHT is willing to grant such license and to render her services as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

1. Establishment of Service. PTN will design, produce and maintain a designated area of approved content accessible to users of the Internet at www.chely.fashionwindow.com. Access to the service will be free of charge. Wright shall be the sole country artist associated with the Service during the term of the contract. PTN may also develop "premium features", as well as a "boutique" that will permit visitors to the service to purchase merchandise licensed, endorsed or selected by WRIGHT ("Boutique Merchandise"); any such Boutique Merchandise would contain such content and be offered at prices and on terms, as may be mutually agreed by PTN and WRIGHT. In connection with the service, PTN will, at its sole cost and expense:

                  (a) Design and Maintenance. Maintain full responsibility for the design, technical development, production, maintenance (including customer phone support), and fulfillment related to the Service.

                  (b) Marketing and Content. Coordinate all on-line marketing efforts and work closely with WRIGHT and her representatives regarding new content areas, and other initiatives to ensure that WRIGHT maximizes its association with PTN.

2. Use of Wright's Name and Likeness. WRIGHT grants to PTN the non-exclusive, nontransferable right to use her name and likeness as reasonably necessary to create, distribute, and promote the Service and to repackage and reformat information contained in, or related to, the Service for promotional, advertising and distribution-for-profit uses, in all media, including but not limited to, print and electronic media. PTN acknowledges that WRIGHT will not accept uses, which are in conflict with WRIGHT's existing or prospective agreements, and shall notify WRIGHT of the intended use of her name and likeness before they are used and any such use shall be subject to WRIGHT's prior written approval.

                  (a) For this purpose, upon execution by PTN, WRIGHT shall provide to PTN with the use of then unpublished photographs of herself, with respect to which WRIGHT has full ownership rights. Wright shall be available for a photo shoot (set up by PTN) for up to eight (8) hours at a mutually agreed upon time. No payment is owed by PTN to WRIGHT for this photo shoot or resulting from the photo shoot, except that PTN will bear all reasonable costs and expenses associated with the photo shoot production, as agreed between the parties. During the Contract Period, PTN shall have the right to use photographs obtained through this photo shoot for the promotion and advertising of the Service as set forth above. All rights to use the photos shall cease upon termination of this Agreement.

                  (b) PTN shall have the right to use the Wright name, and all approved images, on the Web and on-line networks subject to Wright's approval

                  (c) PTN shall have the right to use the Wright name and approved likenesses on Internet access software.

                  (d) All rights of PTN to use the Wright name, likeness and web address, www.chely.fashionwindow.com in relation to the Service shall cease immediately upon termination of this Agreement.

3. Services to be Provided. Wright shall provide access to PTN staff to gather or Transmit information related to the following aspects of her activities as they relate to fashion, style or beauty: names of designers or brands of clothing worn on prerecorded music products, names of designers or brands of clothing worn on any and all music videos, details on a touring wardrobe, personal styling data such as fitness or beauty details, advance notice of wardrobe choices prior to appearances or attendance at any awards shows or public appearances, and other data that might be of interest to the audience and is mutually agreed upon by PTN and WRIGHT.

                  (a) WRIGHT shall provide a voice recording of herself welcoming persons to the Service.

                  (b) At least once per quarter, Wright shall be available (by telephone or in-person, at her option) at mutually agreed upon times (with no more than one hour of actual time on-line per occasion), to conduct exclusive interviews and/or chat sessions.

4. WRIGHT's Availability. WRIGHT agrees to devote such time as deemed necessary in PTN's reasonable discretion toward performances of her duties hereunder. Whenever WRIGHT is available, PTN understands and agrees that any such occasion is subject to WRIGHT's personal and professional schedule. If WRIGHT confirms her availability and subsequently is unable to appear due to illness, injury, or other emergency, such non-appearance shall not constitute a breach of this Agreement and WRIGHT shall not be responsible for any losses or expenses incurred from such non-appearance.

5.                Payments by PTN.

                  Site Revenues. If paid advertising is sold on the area of FW located at www.chely.fashionwindow.com, revenue will be divided evenly between Wright and PTN.

                  PTN common stock. Immediately upon final signature, Wright shall be granted fifteen thousand (15,000) shares of free trading, registered common stock of PTN Media Inc. as payment for services to be rendered during the contract period. Wright will be granted an additional fifteen thousand (15,000) shares of free trading, registered common stock of PTN Media Inc. on the first anniversary of final signature of this agreement. The certificates shall be issued as follows: 12,750 to WRIGHT and 2,250 to Titley Spalding and Associates for each contract year.

                  (a) PTN will make any payments due to WRIGHT under this Agreement on a monthly basis, within fifteen (15) days following the end of the applicable calendar month. Each such payment shall be accompanied by a statement showing in reasonable detail how such payment was computed.

                  (b) PTN shall keep true and complete books and records in which all information necessary to determine and verify all fees and payments contemplated hereunder shall be reflected along with the amounts payable to WRIGHT under the terms of this Agreement. PTN shall maintain such books and records for a period of at least (2) years after the termination of the Contract Period. During the contract Period, and for a period of two (2) years after the Contract Period, WRIGHT shall have the right, at its expense and upon reasonable notice to PTN, to examine or have examined by its authorized representative, PTN's books and records, at PTN's principal place of business, in order to determine or verify all amounts due, and the accuracy of any reports furnished by PTN under this Agreement. In the event that an error is discovered in the calculation of the amounts payable by PTN to WRIGHT, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment. If any underpayment by PTN for any period examined by WRIGHT is five percent (5%) or more, PTN shall pay WRIGHT's reasonable out-of-pocket costs with respect to such examination and the next subsequent re-examination. WRIGHT's receipt of any statement, or any payment does not preclude it from challenging the correctness of that statement or payment.

                  (c) PTN shall reimburse WRIGHT promptly upon receipt of an invoice therefor of all reasonable out-of-pocket expenses incurred by WRIGHT under this Agreement and approved by PTN in advance.

6. Provisions of Content, Additional Responsibilities of PTN and WRIGHT. For purposes of this Agreement, the term WRIGHT information means all information created and/or delivered by WRIGHT to PTN for inclusion in the Service, including any trademark, service mark, trade name or logo, or other intellectual property, whether or not registered, included in such information. WRIGHT shall be solely responsible for the content of all WRIGHT Information, and represents and warrants to PTN that to the best of WRIGHT's knowledge (i) all WRIGHT
                  Information: (A) will be accurate and WRIGHT's own and original creation, except for information validly licensed for use by WRIGHT or in the public domain; (B) will consist only of information that WRIGHT is authorized to use and to authorize PTN to use as contemplated in this Agreement; (C) to the best of WRIGHT's knowledge, will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of any third party; and (D) will conform to all applicable federal, state and local laws and regulations; and
                  (ii) WRIGHT has the full right and authority to grant the rights and consents set forth herein. PTN shall be entitled at any time to bring any concerns it has regarding WRIGHT Information to the attention of WRIGHT, whereupon the parties will cooperate in good faith to address PTN's concerns. Subject only to the next sentence, PTN shall distribute WRIGHT Information only as transmitted by WRIGHT, and shall not authorize any third party to modify or edit such Information without Wright's prior written consent. If PTN, in its reasonable judgment, believes that immediate action is required with regard to any WRIGHT Information, PTN may delete, modify or revise such information, provided that PTN shall notify WRIGHT of such action prior thereto, if reasonably possible (or, if not, as soon thereafter as practicable) and all representations, warranties, indemnifications and other obligations of WRIGHT wherever with respect to such WRIGHT Information shall immediately terminate and be of no force and effect.

                  (a) Transmission of WRIGHT Information. WRIGHT shall transmit to PTN all WRIGHT Information and updates thereof necessary for inclusion in the Service. Information and updates shall be transmitted by telephone or electronically in a format to be agreed upon by PTN and WRIGHT, on a pre-scheduled basis and/or as such information and updates become available, as the case may be. PTN shall provide WRIGHT with a Service number or numbers that will allow WRIGHT to gain access to the Service at no cost or charge for purposes of electronically delivering WRIGHT Information and content updates. All content supplied by WRIGHT shall be consistent with the editorial standards used by PTN for content displayed on the Service (which standards PTN reserves the right to amend from time to time) provided PTN timely and accurately conveys such standards to WRIGHT.

                  (b) Right, Title and Interest to WRIGHT Information. All right, title and interest in WRIGHT Information, WRIGHT Information, and Wright's name and likeness are and shall remain Wright's, subject to the right and license granted to PTN herein. PTN shall have the right, at no cost, to use, display (privately or publicly) and distribute WRIGHT Information, or any portion thereof, on the Service or in connection with any demonstration, promotion or advertisement of the Service in any medium; to enter WRIGHT Information into PTN's computer database; and to store, process, retrieve and transmit the same on the Service. Any use of the WRIGHT name and likeness, or WRIGHT Information, shall be subject to Wright's prior consent (which consent shall not be unreasonably withheld). PTN's rights hereunder shall include the right to offer subscribers the option of printing and downloading WRIGHT Information or any portion thereof as a function of the Service generally.

                  (c) Operation of Service: Non-WRIGHT Information, Charges for Service. PTN will have sole discretion to determine all aspects of the operation of the Service and all matters relating to the content, structure and sequence of material appearing on the Service. PTN represents and warrants to WRIGHT that, to the best of PTN's knowledge, all content on the Service other than WRIGHT Information (to the extent not revised, modified or deleted by PTN) ("Non-WRIGHT Information"), (A) will be accurate and PTN's own and original creation, except for information validly licensed for use by PTN or in the public domain; (B) will consist only of information that PTN is authorized to use; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, any third party; and (D) will conform to all applicable federal, state and local laws and regulations.

                  (d) Non-WRIGHT Information. PTN has the full right and authority to grant the rights and consents set forth herein. WRIGHT shall be entitled at any time to bring any concerns it has regarding Non-WRIGHT Information to the attention of PTN, whereupon the parties will cooperate in good faith to address Wright's concerns. Nothing in this Agreement shall limit PTN's rights regarding charges for any aspect of the Service (including any product or service offered by PTN, whether alone or in conjunction with others, through means of the Service). All right, title and interest to PTN's name, trade name(s), trademark(s) and service mark(s) ("PTN Trademarks") are and shall remain PTN's. Nothing herein shall be deemed to grant WRIGHT any proprietary rights to any of PTN's trade name(s), trademark(s) or service mark(s). WRIGHT shall have the right to use PTN Trademarks in connection with advertising and promoting the Service, subject to PTN's prior written consent, not to be unreasonably withheld.

                  (e) Compliance with Applicable Law. PTN will be solely responsible to ensure that all aspects of the Service (other than the WRIGHT Information, to the extent not modified or revised by PTN), including the promotion thereof, shall comply with applicable law.

                  (f) Subscriber Agreement. PTN will distribute a subscriber agreement prohibiting republication, redistribution, public broadcast, public display, resale, offering for resale or other commercial exploitation of copyrighted or trademarked materials published in the Service without the copyright or trademark owner's consent.

                  (g) Compliance with Industry Standards. PTN represents and agrees that the Service will at all times during the Agreement be a first-class service, in content and technical quality, and that the Service will comply with all on-line broadcasting industry standards.

                  (h) Database from Service. PTN shall own all information received through the Service, including all names, addresses, mail, and other information relating to users of the Service obtained by PTN through the Service, except that WRIGHT shall have access to the mailing list obtained through the Service to use for her own purposes. PTN agrees not to use any information obtained through the Service in any way to imply an endorsement by WRIGHT of any product or service following the termination of this Agreement.

7. Exclusivity. During the term of this Agreement and subject to the remainder of this Section, WRIGHT shall not: (i) license the use of the WRIGHT name or likeness for any web site dedicated to fashion, style and beauty that could reasonably be considered competitive with fashionwindow.com or (ii) be employed by, act as a consultant to or otherwise render services similar in the aggregate to those provided hereunder with respect to any on-line service. This Paragraph is not intended to prohibit WRIGHT from advertising on other sites, providing services for other sites or on-line services such as acting in a program to be broadcast over the Internet, maintaining her own web site or licensing The WRIGHT name or the likeness on the web sites of Wright's licensees or others, or participating in on-line interviews or articles.

                  (a) WRIGHT is not responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by WRIGHT which in contravention of this Agreement uses the WRIGHT name or likeness in promoting or advertising any products or services which are the same as or similar to or directly competitive with the service. WRIGHT shall not incur any liability to PTN or any third party arising out of any such activity by any such person or entity. WRIGHT agrees that at PTN's sole cost and expense, WRIGHT shall give such reasonable assistance to PTN as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by PTN against such person or entity.

8. Contract Period. The Contract Period will begin on the date of this Agreement and will continue until the second anniversary of the date the Service was launched (the "Termination Date"), and thereafter may be extended for up to two (2) additional one year periods upon written notice from PTN to WRIGHT at least 30 days in advance of the then-effective Termination date.

                  (a) Morals. If at any time during the Contract Period the commercial association of PTN with WRIGHT is substantially impaired by reason of her conviction of a felony or commission of an act, which offends a demonstrable majority of the people in the U.S., PTN shall have the right to terminate this Agreement on written notice to WRIGHT. Wright shall have the right to terminate this Agreement on written notice to PTN if at any time PTN Media is convicted of a felony or commits an act, which offends a demonstrable number of people in the United States.


9. Confidentiality. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the party, any nonpublic information relating to any party s product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of a party, that is marked "Confidential" or identified by the disclosing party in writing as confidential before or within thirty days after disclosure to the receiving party, will be treated as confidential by the receiving party and not disclosed to any third party without the disclosing party's prior written consent. "Confidential Information" as referred to in this Section does not include (a) information that is generally available to the public other than as a result of disclosure in violation of this Agreement, (b) information already known or which becomes known to the receiving party from a third party source which is not, to the receiving party's knowledge, under an obligation of confidentiality, (c) information independently developed by the receiving party (as shown by competent documentation), and
                  (d) otherwise confidential information that is required to be disclosed by law, including administrative or judicial action. Any breach of these confidentiality provisions will entitle the injured party to see injunctive relief and damages.

10. Insurance. PTN agrees to provide and maintain, at its own expense, product liability insurance with limits of no less than $1,000,000.00 and within thirty (30) days from the date hereof, PTN will submit to Licensor a fully paid policy or certificate of insurance naming Licensor and WRIGHT as insured parties, requiring that the insurer shall not terminate or materially modify such policy without written notice to Licensor at least twenty (20) days in advance thereof.

11.               Indemnification.

                  (a) PTN Indemnification. PTN hereby indemnifies and agrees to defend and hold WRIGHT and WRIGHT free and harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) (collectively, "Damages") arising out of or in connection with (i) any information, other than WRIGHT Information (to the extent not deleted, modified or revised by PTN), displayed on the Service, (ii) any breach of any representation, warranty or covenant of PTN hereunder or (iii) any use of or reference to Wright's name or logo or Wright's name or likeness not expressly permitted hereunder or based upon PTN's use of any intellectual property other than Wright's name or logo or Wright's name or likeness; except to the extent any such Damages arise from the gross negligence or willful misconduct of WRIGHT or its employees or WRIGHT.

                  (b) WRIGHT Indemnification. WRIGHT hereby indemnifies and agrees to defend and hold PTN free and harmless from and against all Damages arising out of or in connection with (i) relating to any WRIGHT Information displayed on the Service (to the extent not deleted, modified or revised by PTN), (ii) any breach of any representation or warranty of WRIGHT hereunder, or (iii) any use of or references to PTN's name or logos not expressly permitted hereunder, except to the extent such Damages arise from the gross negligence or willful misconduct of PTN or its employees.

                  (c) No Liability for Punitive or Consequential Damages. Notwithstanding anything stated or implied to the contrary herein, in no event shall either party be liable to the other for exemplary, punitive or consequential damages, even if advised of the possibility of such damages, in any manner arising out to this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.


                  (d) Notification. Each party shall notify the other as soon as reasonably possible of any claim of which it becomes aware.

12.               Remedies.

                  (a) Injunctive Relief. In the event either party materially breaches this Agreement, PTN and WRIGHT agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to injunctive relief to the extent permitted by law from further violation of this Agreement, during any proceeding as well as on final determination thereof, without prejudice to any other right of either party.

                  (b) Wright's Liability not to Exceed Remuneration Paid to WRIGHT by PTN. Notwithstanding anything to the contrary herein, in the event PTN incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with this Agreement or Wright's services, Wright's liability to PTN hereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to WRIGHT by PTN hereunder.

13. Relationship of the Parties. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its activities under this Agreement. Neither PTN nor WRIGHT, nor any other person or entity employed by either PTN or WRIGHT, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party and nothing in this Agreement gives or is intended to give any rights of any kind to any third party, except as expressly set forth herein.

14. Amendment, Waiver. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

15. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

17. Jurisdiction. Any and all suits or actions, whether federal or state, for any breach of this Agreement, or otherwise arising out of this Agreement, shall be filed and prosecuted in any court of competent jurisdiction in the City of New York. The parties hereto hereby consent and submit to the jurisdiction of the courts in the City of New York, State of New York.

18. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made: on the same business day when sent by confirmed facsimile, on the next business day after mailing when delivered by overnight courier or on the fifth business day after mailing if sent by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this
                  Section:

                       If to PTN:             PTN MEDIA INC.
                                              2750 S. State Street
                                              Ann Arbor, MI  48105

                       with a copy to:        Lehman and Eilen
                                              30 Charles Lindbergh Blvd.
                                              Uniondale, New York 11053
                                              Attn: Hank Gracin
                                              Telephone No. 516-222-0888

                       If to WRIGHT:          300 Tenth Avenue South
                                              Nashville, Tennessee 37203

19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

20. Execution in Counterparts. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile, and signatures on a facsimile copy hereof shall be deemed authorized original signatures.


         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


CHELY WRIGHT                                  PTN MEDIA, INC.

/s/ Chely Wright                              By:  /s/ Peter Klamka
-------------------------                     ------------------------------
                                              Name:  Peter Klamka
                                              Title:  President